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                                                                    EXHIBIT 99

Investor Contact:  Nancy Christal       Media Contact: Todd Andrews
                   Vice President                      Director
                   Investor Relations                  Corporate Communications
                   (914) 722-4704                      (401) 770-5717


       CVS CORPORATION ANNOUNCES PRICING OF $300 MILLION PRIVATE PLACEMENT
                    OF 3.875% UNSECURED 5-YEAR SENIOR NOTES

WOONSOCKET, R.I. -- October 30, 2002 -- CVS Corporation (NYSE: CVS) announced today that it privately placed $300 million aggregate principal amount of 3.875% unsecured senior notes due 2007 with an original issue price of 99.44%. The private placement is expected to close on or about November 4, 2002. The proceeds from the sale of the notes will be used to repay commercial paper.

The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.